Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER,

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, Joshua Ballard, Chief Executive Officer of USA Rare Earth, Inc., and William Robert Steele Jr., Chief Financial Officer of USA Rare Earth, Inc., each hereby certify that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

IN WITNESS WHEREOF, the undersigned has set his hand hereto:

Date: May 15, 2025		/s/ Joshua Ballard
	Name:	Joshua Ballard
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: May 15, 2025		/s/ William Robert Steele Jr.
	Name:	William Robert Steele Jr.
	Title:	Chief Financial Officer
(Principal Financial Officer)

*	This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of USA Rare Earth, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing